EXHIBIT S
                          OTHER INFORMATION REGARDING
                        E.I.I. REALTY SECURITIES, INC.

     The principal executive officer of E.I.I. Realty Securities, Inc. and the directors of European Investors Holding Company, Inc., the parent of European Investors Incorporated, and their principal occupations are as shown below. The business address of each such person, unless otherwise indicated, is 667 Madison Avenue, New York, New York 10021.

NAME AND POSITION             PRINCIPAL OCCUPATION
-----------------             --------------------

Christian Andre Lange         President, European Investors, Inc. and
President, Director           affiliated companies.

Cydney Collier Donnell        Managing Director, E.I.I. Realty Securities,
Vice President, Director      Inc. and Vice President, E.I.I. Realty Corp.

Richard John Adler            Managing Director, European Investors Inc.
  Vice President, Director

David John Strupp             Partner, Davis Polk & Wardwell.
  Director
  450 Lexington Avenue
  New York, NY  10017

Horace Corbin Day             Director, American Heritage Life, Blount, Inc.,
  Director                    Altec Industries, Jension Investment Company.
  85 Broad Street
  New York, NY  10004

Hanns Arnt Vogels             President, European Environmental Systems
  Director                    Corporation, Thueringer Roheisen GmbH, and
  Officia I                   Trading International GmbH; partner,
  2nd Floor                   Rohstoffgewinnungs und Aufbereitungs GmbH & Co.
  De Boelelaan 7              KG; Chairman of the Board, Stahlwerk Thueringen
  1083 HJ Amsterdam           GmbH; Deputy Chairman of the Board, Spezial
                              Technik Dresden; Member of the Board, Daimler-
                              Benz Aerospace AG, DALURA AG and Interturbine
                              Group of Companies; Member of the Supervisory
                              Board, MAAG Holding AG Zuerich; Member of the
                              Advisory Board, Thueringer Industriebeteiligungs
                              GmbH; Proudfoot Europe; President, Forum fuer
                              Zukunftsenergien e.V.; Member of the Executive
                              Board, Association of Industrial Energy-Economy.

J. Stuart Mackintosh          Managing Director, European Investors Corporate
  Director                    Finance, Inc.

      E.I.I. Realty Securities, Inc. does not act as investment adviser to any other investment companies with investment objectives and policies similar to those of the Real Estate Series.





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